Exhibit 99.1

___________________________________________________________________________
News Release

For Immediate Release	For Further Information, Contact:
June 22, 2021	George Lancaster, Hines
713-966-7676
George.lancaster@hines.com

HINES GLOBAL INCOME TRUST ADDS TWO NEW POSITIONS
TO BOARD OF DIRECTORS

New Directors, Laura Hines-Pierce and Dr. Ruth J. Simmons, add expertise in real estate, education, investment and innovation

(HOUSTON) – Hines, the international real estate firm, is pleased to announce that the board of directors of Hines Global Income Trust, Inc. (“Hines Global”) has approved the addition of two new positions to the board and voted to appoint Laura Hines-Pierce, senior managing director in the Office of the CEO at Hines and Dr. Ruth J. Simmons, president of Prairie View A&M University, effective immediately.
With these two new appointments, Hines-Pierce joins Jeff Hines and David Steinbach as the internal members of the board of directors and Dr. Simmons joins John Niemann, Burt Cabañas and Dougal Cameron as the independent directors.
“Dr. Simmons’ and Laura’s board appointments will be instrumental in guiding and propelling Hines Global forward as we navigate the future of real estate,” said Jeff Hines, CEO, director and chairman of the board of directors for Hines Global. “Both women bring an incredible background in operations, innovation and leadership that will be extremely valuable to the board as we continue to oversee the transformational growth at Hines Global. I'm looking forward to having their diverse perspectives and deep understanding of the issues we face in our next chapter.”
Hines has significant experience in this investment space, having sponsored non-listed REITs since 2003. Over the past year, Hines Global has executed on opportunities and seen significant growth, reaching a gross asset value of $2 billion with the addition of nine acquisitions since January 2020. Diversified by geography and product type, half the portfolio is currently made up of industrial and logistics real estate, while another quarter is allocated to the living sector. “Hines Global has been actively leveraging market insights and trends worldwide and it’s an exciting time to step into this role,” said Hines-Pierce. “I am eager to tap into my experience from across the Hines organization as a member of the board of Hines Global.”
“I am honored to be appointed to the Hines Global board and am excited to begin sharing the range of experiences from my years as a leader and innovator in the higher education industry and as a director on multiple public company boards, and applying it toward the growth of Hines Global,” Dr. Simmons said. “I look forward to collaborating with my fellow board members to further drive Hines’ leadership in real estate."
"The Hines Global leadership team is very excited to work with both Laura and Dr. Simmons, recognized leaders in their respective fields, who embrace our mission and understand the potential of our industry," Hines Global president and chief investment officer – Americas, Alfonso Munk added.

Laura Hines-Pierce
Hines-Pierce helps shape firmwide strategy, manage key risks and ensure Hines is consistently on the leading edge of being the best real estate investor, partner and manager in the world. She is also a member of the firm’s Executive Committee. Hines-Pierce joined Hines in 2012 and was responsible for project management of land acquisitions and developments in the Midwest and Southeast Regions, including analyzing acquisition and new business opportunities, developing financial and budget models, assessing market research, evaluating mixed-use development opportunities and assisting with institutional fundraising. In 2017, she relocated to Houston to work in the Office of the Chief Investment Officer, focused on several firmwide initiatives that have helped to refine investment strategy and acquisition efforts. In September 2018, she was named the firm’s Transformation Officer to support the firm’s strategic and transformative efforts across the business. In addition, Ms. Hines-Pierce was part of the grassroots team that established the OneHines Women’s Network, leading to the creation of our Diversity & Inclusion initiative. She received her Bachelor of Arts in Economics and Art History from Duke University and her MBA from Harvard University.

Dr. Ruth J. Simmons
Dr. Ruth J. Simmons is President of Prairie View A&M University. Before joining Prairie View, she was president of Brown University from 2001-2012. Before serving as president of Brown, she was president of Smith College, the largest women’s college in the United States. Under her leadership, Brown made significant strides in improving its standing as one of the world’s finest research universities and at Smith, she launched a number of important academic initiatives, including an engineering program, the first at an American women’s college. Dr. Simmons has been awarded over 23 honorary degrees. She is a member of the National Academy of Arts and Sciences, the American Philosophical Society, and the Council on Foreign Relations. In 2013, she was named a ‘chevalier’ of the French Legion of Honor by the president of France. A graduate of Dillard University, Dr. Simmons completed her Ph.D. in Romance Languages and Literatures at Harvard. Before her appointment as president of Smith College, she served in various faculty and administrative roles at the University of Southern California, Princeton University and Spelman College.
Dr. Simmons has served on boards of public companies such as Goldman Sachs and Texas Instruments and numerous nonprofit boards, including the boards of trustees of Dillard University, Howard University, Princeton University and Rice University. She serves on the Council of the

Smithsonian National Museum of African American History and Culture, the board of trustees of the Museum of Fine Arts of Houston, and the Board of the Houston Branch of the Federal Reserve Bank of Dallas. In addition, she chairs the Governing Board of the Holdsworth Center which supports public school leadership in Texas.

About Hines Global
Hines Global is a public, non-listed real estate investment trust sponsored by Hines. It commenced operations in 2014 and invests in commercial real estate investments located in the United States and internationally. For additional information about Hines Global, visit www.hinesglobalincometrust.com.
About Hines
Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 240 cities in 27 countries. Hines oversees a portfolio of assets under management valued at approximately $160.9 billion¹, including $81.7 billion in assets under management for which Hines serves as investment manager, and $79.2 billion representing more than 172.9 million square feet of assets for which Hines provides third-party property-level services. Historically, Hines has developed, redeveloped or acquired approximately 1,450 properties, totaling over 485 million square feet. The firm has more than 180 developments currently underway around the world. With extensive experience in investments across the risk spectrum and all property types, and a pioneering commitment to ESG, Hines is one of the largest and most-respected real estate organizations in the world. Visit www.hines.com for more information. ¹Includes both the global Hines organization as well as RIA AUM as of December 31, 2020.
Forward-Looking Statements
Statements in this press release, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the future growth of Hines Global and Hines. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines Global being able to identify and successfully capitalize on opportunities for growth, and other risks described in the "Risk Factors" section of Hines Global's Annual Report on Form 10-K for the year ended December 31, 2020, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.